Alight Announces $75 Million Accelerated Share Repurchase Agreement

Lincolnshire, Ill., June 18, 2024 — Alight (NYSE: ALIT or the “Company”), a leading cloud-based human capital technology and services provider, today announced that it has entered into an accelerated share repurchase agreement ("ASR") with Barclays Bank PLC to repurchase $75 million of Alight's common stock, as part of the Company's existing share repurchase program which had remaining authority of $168 million as of June 14, 2024.

Under the terms of the ASR, Alight will make an initial payment of $75 million to Barclays Bank PLC and will receive an initial delivery of shares equal in value to 80% of the prepayment amount of $75 million, based on Alight’s closing share price as of the effective date of July 15, 2024. The final number of shares to be repurchased will be based on the volume-weighted average price of Alight's common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR. The final settlement of the transaction under the ASR is expected to occur during the third quarter of 2024. The ASR provides that Alight has the option to terminate the ASR at any time before July 15, 2024.

"This accelerated share repurchase agreement reflects our high level of confidence in the business, bolstered by our growing revenue under contract and the value expected to be unlocked by the recent agreement to sell our Professional Services segment and Payroll & HCM Outsourcing businesses," said Stephan Scholl, Chief Executive Officer of Alight. "Strengthening profitability and cash flow generation enables us to return capital to shareholders more consistently and is in line with our commitment to execute strategic operational objectives while enhancing shareholder value."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the sale of our Payroll and Professional Services business, including the likelihood of the consummation of the transaction, the expected time period to consummate the transaction, the anticipated benefits of the transaction, statements regarding the ASR and statements related to the expectations regarding the performance and outlook for Alight’s business, financial results, liquidity and capital resources. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of elevated interest rates or changes in monetary and fiscal policies, competition in our industry, risks related to our ability to consummate the agreement to sell our Payroll and Professional Services business, risks related to the performance of our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential and proprietary information, risks related to actions or proposals from activist stockholders, risks related to the ability to meet the contingent payment conditions of the seller note, and risks related to changes in regulation, including developments on the use of artificial intelligence and machine learning. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 29, 2024, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Alight Solutions

Alight is a leading cloud-based human capital technology and services provider that powers confident health, wealth and wellbeing decisions for 36 million people and dependents. Our Alight Worklife® platform combines data and analytics with a simple, seamless user experience. Supported by our global delivery capabilities, Alight Worklife is transforming the employee experience for people around the world. With personalized, data-driven health, wealth, pay and wellbeing insights, Alight brings people the security of better outcomes and peace of mind throughout life’s big moments and most important decisions. Learn how Alight unlocks growth for organizations of all sizes at alight.com.

Investor Contact:

Jeremy Cohen

Investor.Relations@alight.com

Media Contact:

Mariana Fischbach

Mariana.Fischbach@alight.com